SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2002-BC2
                            ---------------------



-----------------------------
The Class A certificates
represent obligations of
the trust only and do not
represent an interest in
or obligation of                    The Class A Certificates
CWABS, Inc.,
Countrywide Home                    o   This supplement relates to the offering of the Class A certificates of
Loans, Inc.,                            the series referenced above.  This supplement does not contain complete
Countrywide Home                        information about the offering of the Class A certificates. Additional
Loans Servicing LP or                   information is contained in the prospectus supplement dated April 26,
any of their affiliates.                2002 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor
This supplement may be                  dated December 14, 2001.  You are urged to read this supplement, the
used to offer and sell the              prospectus supplement and the prospectus in full.
offered certificates only
if accompanied by the               o   As of August 25, 2003, the certificate principal balance of the Class A
prospectus supplement                   certificates was approximately $311,420,550.
and the prospectus.
-----------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 22, 2003

                               THE MORTGAGE POOL

        As of August 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 2,509 Mortgage Loans having an aggregate Stated Principal Balance of approximately $344,277,643.

        The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                            As of August 1, 2003
                                                                          -------------------------
Total Number of Mortgage Loans....................................          2,509
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
        30-59 days................................................              2.75%
        60-90 days................................................              1.12%
        91 days or more (excluding pending foreclosures)..........              5.26%
                                                                                -----
       Total Delinquencies........................................              9.13%
                                                                                =====
Foreclosures Pending..............................................              1.67%
                                                                                -----
Total Delinquencies and foreclosures pending......................             10.80%
                                                                               ======

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

        None of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

        Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

        Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

        The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

        For purposes of the following table:

        o the period of delinquency is based on the number of days payments are contractually past due.

        o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

        o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

        o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                           Delinquency and Foreclosure Experience
                        As of December 31, 2002     As of December 31, 2002          As of June 30, 2003
                        -----------------------     -----------------------          --------------------
 Total Portfolio...  $9,081,242,926.99  100.00%  $10,499,524,957.75 100.00%  $14,064,482,681.80  100.00%
 Delinquency
 percentage
       30-59 days..   $806,843,594.55     8.88%   $776,262,182.66     7.39%    $863,975,181.39     6.14%
       60-89 days..   $255,443,513.99     2.81%   $272,447,833.46     2.59%    $268,783,101.98     1.91%
       90+ days....    $103,605,79149     1.14%   $112,192,108.56     1.07%     $81,562,249.94     0.58%
          Total.... $1,165,892,900.03    12.84% $1,160,902,124.68    11.06%  $1,214,320,533.31     8.63%
                     ================= ========= ================= ========= ================== =========
 Foreclosure Rate..   $356,652,093.38     3.93%   $277,872,737.06     2.65%    $297,287,546.11     2.11%
 Bankruptcy Rate...   $232,679,880.26     2.56%   $293,013,840.50     2.79%    $302,557,888.47     2.15%
                     ================= ========= ================= ========= ================== =========

        Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

        The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

        As of August 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $311,420,550 evidencing a beneficial ownership interest of approximately 90.46% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $32,857,193 and evidenced in the aggregate a beneficial ownership interest of approximately 9.54% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

        The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

        Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.180% per annum, and the level of One-Month LIBOR remains constant at 1.120% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is September 29, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

        For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

        The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

        For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

        There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

        The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                     Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage           0%           80%          100%         150%         200%
Loans - (Percentages of the        --           ---          ----         ----         ----
Prepayment Model)

      Distribution Date
Initial Percent............        100          100          100           100          100
September 25, 2004.........         99           74           68            52           37
September 25, 2005.........         98           57           49            32           18
September 25, 2006.........         96           44           35            19            8
September 25, 2007.........         95           34           25            11            4
September 25, 2008.........         93           26           18             6            2
September 25, 2009.........         92           20           13             4            1
September 25, 2010.........         90           15            9             2            *
September 25, 2011.........         88           12            6             1            *
September 25, 2012.........         85            9            5             1            *
September 25, 2013.........         83            7            3             *            *
September 25, 2014.........         80            5            2             *            *
September 25, 2015.........         78            4            2             *            *
September 25, 2016.........         74            3            1             *            *
September 25, 2017.........         71            2            1             *            *
September 25, 2018.........         68            2            1             *            *
September 25, 2019.........         65            1            *             *            *
September 25, 2020.........         62            1            *             *            *
September 25, 2021.........         58            1            *             *            *
September 25, 2022.........         54            *            *             *            *
September 25, 2023.........         50            *            *             *            *
September 25, 2024.........         45            *            *             *            *
September 25, 2025.........         41            *            *             *            *
September 25, 2026.........         35            *            *             *            *
September 25, 2027.........         29            *            *             *            *
September 25, 2028.........         23            *            *             *            *
September 25, 2029.........         16            *            *             *            *
September 25, 2030.........         9             *            *             *            *
September 25, 2031.........         1             *            *             *            *
September 25, 2032.........         0             0            0             0            0
Weighted Average Life
(years)(1).................       18.31         3.67          2.89         1.76         1.14
Weighted Average Life
(years)(1)(2)..............       18.16         3.10          2.41         1.45         0.93


             __________________________
             (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
             (2) To the Optional Termination Date
             *   Less than 0.5% of the initial
             aggregate principal balance.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

        Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor"), if the conditions for application of the Exemption described in the Prospectus are met.

        Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

        The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

        The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of the Reference Date)


Combined Adjustable Rate Mortgage Loan and Fixed Mortgage Loan Characteristics           Range
                                                                                         -----
Total Number of Loans                                            2,509
Aggregate Principal Balance                              $344,277,643
Average Principal Balance                                    $137,217                    $11,887 to $588,037
Weighted Average Mortgage Rate                                   8.51%                     5.66% to 13.15%
Weighted Average Original Term to Maturity (months)                350                       120 to 360
Weighted Average Remaining Term to Maturity (months)               332                        96 to 346
Weighted Average Loan-to-Value Ratio                            81.02%                    12.80% to 95.00%
Weighted Average FICO Credit Score                                 622


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                    6.93%                     3.75% to 12.32%
Weighted Average Maximum Mortgage Rate                          14.99%                    11.99% to 19.75%
Weighted Average Minimum Mortgage Rate                           8.44%                     4.25% to 12.81%
Weighted Average Initial Periodic Rate Cap                       2.37%                     1.00% to 3.00%
Weighted Average Subsequent Periodic Rate Cap                    1.15%                     1.00% to 3.00%





Mortgage Loan Programs
                                                                                  Percentage of
                                     Number of       Aggregate Principal    Aggregate Principal
Loan Programs                   Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
Six-Month LIBOR                              1                   $57,459                  0.02 %
2/28 Six-Month LIBOR                     1,234              $178,778,991                 51.93
3/27 Six-Month LIBOR                       532               $78,423,145                 22.78
5/25 Six-Month LIBOR                         1                   $71,595                  0.02
FIXED 10YR                                   5                  $297,078                  0.09
FIXED 12YR                                   1                  $191,068                  0.06
FIXED 15YR                                 106                $9,023,306                  2.62
FIXED 20YR                                  43                $4,126,580                  1.20
FIXED 25YR                                   3                  $725,928                  0.21
FIXED 30YR                                 512               $66,070,140                 19.19
FIXED 30/15 Year Balloon                    71                $6,512,353                  1.89
-------------------------------------------------------------------------------------------------
Total                                    2,509              $344,277,643                100.00 %
-------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

                                                                                  Percentage of
Range of Mortgage Loan               Number of       Aggregate Principal    Aggregate Principal
Principal Balances ($)          Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
$0 - $25000                                  9                  $188,573                  0.05 %
$25000.01 - $50000                         189                $7,764,784                  2.26
$50000.01 - $75000                         398               $25,188,424                  7.32
$75000.01 - $100000                        440               $38,633,892                 11.22
$100000.01 - $ 150000                      663               $81,527,713                 23.68
$150000.01 - $ 200000                      353               $60,162,281                 17.47
$200000.01 - $ 250000                      195               $43,169,005                 12.54
$250000.01 - $ 300000                       90               $24,745,589                  7.19
$300000.01 - $ 350000                       86               $27,673,051                  8.04
$350000.01 - $ 400000                       52               $19,346,859                  5.62
$400000.01 - $ 450000                       13                $5,401,106                  1.57
$450000.01 - $ 500000                       14                $6,802,645                  1.98
$500000.01 - $ 550000                        6                $3,085,683                  0.90
$550000.01 - $ 600000                        1                  $588,037                  0.17
-------------------------------------------------------------------------------------------------
Total                                    2,509              $344,277,643                100.00 %
-------------------------------------------------------------------------------------------------


Mortgage Rates


                                                                                 Percentage of
Range of Mortgage                    Number of       Aggregate Principal    Aggregate Principal
Rates (%)                       Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
5.501 - 6.000                                6                  $924,099                  0.27 %
6.001 - 6.500                               32                $5,673,391                  1.65
6.501 - 7.000                              134               $25,112,172                  7.29
7.001 - 7.500                              237               $40,926,305                 11.89
7.501 - 8.000                              427               $69,860,845                 20.29
8.001 - 8.500                              338               $49,243,342                 14.30
8.501 - 9.000                              438               $58,553,303                 17.01
9.001 - 9.500                              237               $29,513,520                  8.57
9.501 - 10.000                             288               $31,391,649                  9.12
10.001 - 10.500                            141               $13,660,741                  3.97
10.501 - 11.000                            124               $11,613,291                  3.37
11.001 - 11.500                             48                $3,647,043                  1.06
11.501 - 12.000                             35                $2,510,338                  0.73
12.001 - 12.500                             14                  $985,595                  0.29
12.501 - 13.000                              9                  $607,963                  0.18
13.001 - 13.500                              1                   $54,048                  0.02
-------------------------------------------------------------------------------------------------
Total                                    2,509              $344,277,643                100.00 %
-------------------------------------------------------------------------------------------------




Remaining Term to Maturity

                                                                                 Percentage of
Range of Remaining Term              Number of       Aggregate Principal    Aggregate Principal
to Maturity (Months)            Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
1 - 120                                      5                  $297,078                  0.09 %
121 - 180                                  178               $15,726,728                  4.57
181 - 300                                   46                $4,852,508                  1.41
301 - 360                                2,280              $323,401,329                 93.94
-------------------------------------------------------------------------------------------------
Total                                    2,509              $344,277,643                100.00 %
-------------------------------------------------------------------------------------------------



Original Loan-to-Value Ratios

                                                                                  Percentage of
Range of Original                    Number of       Aggregate Principal    Aggregate Principal
Loan-to-Value Ratios (%)        Mortgage Loans       Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------
50.00 or Less                               75                $6,389,024                  1.86 %
50.01-55.00                                 22                $3,156,181                  0.92
55.01-60.00                                 46                $6,028,538                  1.75
60.01-65.00                                 73                $9,109,110                  2.65
65.01-70.00                                112               $13,718,934                  3.98
70.01-75.00                                231               $29,835,743                  8.67
75.01-80.00                                791              $116,205,343                 33.75
80.01-85.00                                454               $60,794,281                 17.66
85.01-90.00                                532               $73,280,619                 21.29
90.01-95.00                                173               $25,759,871                  7.48
-------------------------------------------------------------------------------------------------
Total                                    2,509              $344,277,643                100.00 %
-------------------------------------------------------------------------------------------------



Geographic Distribution
                                                                                         Percentage of
                                           Number of        Aggregate Principal    Aggregate Principal
State                                 Mortgage Loans        Balance Outstanding    Balance Outstanding
-------------------------------------------------------------------------------------------------------
Alabama                                           13                   $977,905                   0.28 %
Arizona                                           92                $10,242,699                   2.98
Arkansas                                          24                 $1,427,410                   0.41
California                                       445                $94,397,690                  27.42
Colorado                                          86                $14,153,538                   4.11
Connecticut                                       24                 $3,408,895                   0.99
Delaware                                          14                 $1,826,497                   0.53
District of Columbia                               2                   $641,728                   0.19
Florida                                          168                $19,002,017                   5.52
Georgia                                          114                $14,583,453                   4.24
Hawaii                                            12                 $3,497,843                   1.02
Idaho                                              8                   $932,670                   0.27
Illinois                                         161                $22,435,215                   6.52
Indiana                                           94                 $9,287,567                   2.70
Iowa                                              10                   $854,668                   0.25
Kansas                                            11                 $1,311,503                   0.38
Kentucky                                          31                 $2,894,684                   0.84
Louisiana                                         14                 $1,342,636                   0.39
Maine                                              1                    $81,779                   0.02
Maryland                                          33                 $5,188,217                   1.51
Massachussetts                                    44                 $7,844,011                   2.28
Michigan                                          94                 $9,756,613                   2.83
Minnesota                                         53                 $6,940,390                   2.02
Mississippi                                       15                   $999,847                   0.29
Missouri                                          64                 $5,929,576                   1.72
Montana                                            1                    $50,739                   0.01
Nebraska                                          14                 $1,098,158                   0.32
Nevada                                            24                 $3,758,068                   1.09
New Hampshire                                      7                   $932,795                   0.27
New Jersey                                        48                 $7,501,941                   2.18
New Mexico                                        10                 $1,157,844                   0.34
New York                                          49                 $8,982,056                   2.61
North Carolina                                    79                 $7,976,120                   2.32
Ohio                                             162                $15,945,975                   4.63
Oklahoma                                          16                 $1,129,267                   0.33
Oregon                                            39                 $5,866,658                   1.70
Pennsylvania                                      94                 $9,758,854                   2.83
Rhode Island                                      16                 $2,133,363                   0.62
South Carolina                                    21                 $2,511,413                   0.73
South Dakota                                       2                   $274,349                   0.08
Tennessee                                         50                 $4,647,178                   1.35
Texas                                            102                $11,336,128                   3.29
Utah                                              16                 $2,786,164                   0.81
Virginia                                          69                 $8,355,260                   2.43
Washington                                        28                 $4,722,422                   1.37
West Virginia                                     14                 $1,112,182                   0.32
Wisconsin                                         21                 $2,281,658                   0.66
-------------------------------------------------------------------------------------------------------
Total                                          2,509               $344,277,643                 100.00 %
-------------------------------------------------------------------------------------------------------



FICO Credit Scores

                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Range of FICO Credit Scores             Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
801 - 820                                            2               $120,511                  0.04 %
781 - 800                                           17             $2,378,036                  0.69
761 - 780                                           22             $4,207,347                  1.22
741 - 760                                           41             $6,583,037                  1.91
721 - 740                                           65            $10,421,827                  3.03
701 - 720                                           82            $14,267,999                  4.14
681 - 700                                          100            $14,872,478                  4.32
661 - 680                                          177            $27,622,133                  8.02
641 - 660                                          275            $40,626,848                 11.80
621 - 640                                          325            $45,880,014                 13.33
601 - 620                                          365            $49,764,306                 14.45
581 - 600                                          297            $38,338,264                 11.14
561 - 580                                          264            $33,326,594                  9.68
541 - 560                                          256            $30,058,443                  8.73
521 - 540                                          161            $18,138,164                  5.27
501 - 520                                           59             $7,519,952                  2.18
500 or Less                                          1               $151,691                  0.04
------------------------------------------------------------------------------------------------------
Total                                            2,509           $344,277,643                100.00 %
------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Property Types                          Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
Single Family Residence                          2,065           $279,161,919                 81.09 %
Planned Unit Development                           176            $30,186,622                  8.77
Low-Rise Condominium                               114            $14,738,903                  4.28
2 Family Residence                                  79            $10,969,272                  3.19
4 Family Residence                                  20             $3,298,407                  0.96
3 Family Residence                                  13             $2,170,664                  0.63
Manufactured Housing (1)                            29             $1,960,165                  0.57
High-Rise Condominium                                8             $1,299,166                  0.38
Town Home                                            4               $417,701                  0.12
Mobile Home                                          1                $74,824                  0.02
------------------------------------------------------------------------------------------------------
Total                                            2,509           $344,277,643                100.00 %
------------------------------------------------------------------------------------------------------




(1) Treated as Real Property


Purpose of Mortgage Loans

                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Property Types                          Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                             1,612           $216,242,835                 62.81 %
Purchase                                           604            $88,212,944                 25.62
Refinance (Rate/Term)                              293            $39,821,863                 11.57
------------------------------------------------------------------------------------------------------
Total                                            2,509           $344,277,643                100.00 %
------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans

                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Occupancy Type                          Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
Primary Residence                                2,325           $325,368,072                 94.51 %
Investment Property                                177            $18,308,955                  5.32
Secondary Residence                                  7               $600,616                  0.17
------------------------------------------------------------------------------------------------------
Total                                            2,509           $344,277,643                100.00 %
------------------------------------------------------------------------------------------------------




Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Range of Gross Margins (%)              Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
3.001 - 4.000                                        5             $1,248,578                  0.49 %
4.001 - 5.000                                       72            $13,540,762                  5.26
5.001 - 6.000                                      300            $52,359,259                 20.35
6.001 - 7.000                                      595            $89,068,345                 34.61
7.001 - 8.000                                      393            $53,787,998                 20.90
8.001 - 9.000                                      235            $27,882,564                 10.84
9.001 - 10.000                                     129            $15,842,064                  6.16
10.001 - 11.000                                     32             $2,981,595                  1.16
11.001 - 12.000                                      5               $421,943                  0.16
12.001 - 13.000                                      2               $198,081                  0.08
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                        Percentage of
Subsequent Adjustment                        Number of     Aggregate Principal    Aggregate Principal
Date                                    Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
August 2003                                          9               $886,007                  0.34 %
September 2003                                       3               $422,870                  0.16
October 2003                                         4               $910,757                  0.35
November 2003                                       13             $1,846,382                  0.72
December 2003                                       32             $4,686,436                  1.82
January 2004                                       116            $17,198,375                  6.68
February 2004                                      396            $53,071,918                 20.62
March 2004                                         441            $63,645,260                 24.73
April 2004                                         196            $32,508,350                 12.63
May 2004                                            23             $3,013,950                  1.17
June 2004                                            4               $882,750                  0.34
July 2004                                            3               $540,248                  0.21
August 2004                                          6               $685,253                  0.27
September 2004                                       8               $932,013                  0.36
October 2004                                         2               $186,511                  0.07
November 2004                                       16             $2,537,099                  0.99
December 2004                                       30             $5,134,122                  2.00
January 2005                                        97            $15,547,316                  6.04
February 2005                                      261            $35,047,355                 13.62
March 2005                                          84            $13,207,308                  5.13
April 2005                                          14             $2,468,109                  0.96
May 2005                                             7             $1,085,709                  0.42
June 2005                                            2               $815,499                  0.32
January 2007                                         1                $71,595                  0.03
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                        Percentage of
Range of Maximum                             Number of     Aggregate Principal    Aggregate Principal
Mortgage Rates (%)                      Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
11.501 - 12.000                                      2               $302,630                  0.12 %
12.001 - 12.500                                     16             $2,758,214                  1.07
12.501 - 13.000                                     66            $12,550,823                  4.88
13.001 - 13.500                                     86            $14,650,737                  5.69
13.501 - 14.000                                    174            $31,167,143                 12.11
14.001 - 14.500                                    198            $32,953,080                 12.81
14.501 - 15.000                                    344            $54,408,631                 21.14
15.001 - 15.500                                    232            $32,096,088                 12.47
15.501 - 16.000                                    253            $32,333,489                 12.56
16.001 - 16.500                                    125            $16,132,664                  6.27
16.501 - 17.000                                    123            $13,596,577                  5.28
17.000 - 17.500                                     68             $6,598,295                  2.56
17.501 - 18.000                                     42             $4,546,446                  1.77
18.001 - 18.500                                     20             $1,727,635                  0.67
18.501 - 19.000                                     14             $1,170,388                  0.45
19.001 - 19.500                                      2               $145,782                  0.06
19.501 - 20.000                                      3               $192,567                  0.07
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                        Percentage of
Initial Periodic Rate                        Number of     Aggregate Principal    Aggregate Principal
Cap (%)                                 Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
1.00                                                19             $2,626,233                  1.02 %
1.50                                               537            $82,536,148                 32.07
2.00                                               198            $33,462,616                 13.00
3.00                                             1,014           $138,706,192                 53.90
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                        Percentage of
Subsequent Periodic Rate                     Number of     Aggregate Principal    Aggregate Principal
Cap (%)                                 Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
1.00                                             1,258           $181,709,818                 70.61 %
1.50                                               502            $74,995,312                 29.14
3.00                                                 8               $626,060                  0.24
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                        Percentage of
Range of Minimum Mortgage                    Number of     Aggregate Principal    Aggregate Principal
Rates (%)                               Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
5.000 or Less                                        7             $1,272,264                  0.49 %
5.001 - 6.000                                       25             $4,125,294                  1.60
6.001 - 7.000                                      137            $24,807,794                  9.64
7.001 - 8.000                                      448            $78,462,459                 30.49
8.001 - 9.000                                      559            $80,533,594                 31.30
9.001 - 10.000                                     356            $45,013,628                 17.49
10.001 - 11.000                                    170            $17,508,115                  6.80
11.001 - 12.000                                     50             $4,356,248                  1.69
12.001 - 13.000                                     16             $1,251,792                  0.49
------------------------------------------------------------------------------------------------------
Total                                            1,768           $257,331,189                100.00 %
------------------------------------------------------------------------------------------------------



Credit Grade Categories
                                                                                        Percentage of
                                             Number of     Aggregate Principal    Aggregate Principal
Credit Grade                            Mortgage Loans     Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------
A                                                1,442           $212,251,944                 61.65 %
A-                                                 417            $56,550,365                 16.43
B                                                  426            $48,760,726                 14.16
C                                                  195            $23,786,260                  6.91
C-                                                  25             $2,571,670                  0.75
D                                                    4               $356,678                  0.10
------------------------------------------------------------------------------------------------------
Total                                            2,509           $344,277,643                100.00 %
------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

       THE                                                                                            Distribution Date:  8/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

                                           Certificateholder Monthly Distribution Summary


--------------------------------------------------------------------------------------------------------------------------------
                                                    Certificate        Pass
                        Class          Rate          Beginning       Through     Principal        Interest           Total
Class    Cusip       Description       Type           Balance        Rate (%)   Distribution    Distribution      Distribution
--------------------------------------------------------------------------------------------------------------------------------
A      126671PY6       Senior       Var-Act/360   334,587,663.03     1.370000  23,167,112.80      394,720.50     23,561,833.30
AIO    126671QF6       Strip IO     Var-30/360    367,444,755.76     5.002451           0.00    1,531,770.26      1,531,770.26
M1     126671PZ3       Senior       Var-Act/360    10,175,000.00     1.750000           0.00       15,333.16         15,333.16
M2     126671QA7       Senior       Var-Act/360     8,250,000.00     2.250000           0.00       15,984.38         15,984.38
B1     126671QB5       Senior       Var-Act/360     5,225,000.00     2.950000           0.00       13,272.95         13,272.95
B2     126671QC3       Senior       Var-Act/360     4,950,000.00     5.100000           0.00       21,738.75         21,738.75
B3     126671QD1       Senior       Var-Act/360     2,200,000.00     5.100000           0.00       18,958.11         18,958.11
B4     126671QE9       Senior       Var-Act/360     2,057,092.73     5.100000           0.00            0.00              0.00
P      126671QH2       Senior       Fix-30/360            100.00     0.000000           0.00      746,305.52        746,305.52
AR     126671QG4       Senior       Fix-30/360              0.00     0.000000           0.00            0.00              0.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

Totals                                            367,444,855.76               23,167,112.80    2,758,083.63     25,925,196.43
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------
        Current                        Cumulative
        Realized        Ending          Realized
Class    Losses         Balance          Losses
--------------------------------------------------
A           0.00     311,420,550.23          0.00
AIO         0.00     344,277,642.96          0.00
M1          0.00      10,175,000.00          0.00
M2          0.00       8,250,000.00          0.00
B1          0.00       5,225,000.00          0.00
B2          0.00       4,950,000.00          0.00
B3          0.00       2,200,000.00          0.00
B4          0.00       2,057,092.73    142,907.27
P           0.00             100.00          0.00
AR          0.00               0.00          0.00
--------------------------------------------------

--------------------------------------------------

Totals      0.00     344,277,742.96    142,907.27
--------------------------------------------------


For Class AIO the interest distribution of $1,531,770.26 includes the following amounts:
$0.43 investment earnings for the fixed carryover reserve fund and $1,531,769.83 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method.
Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

       THE                                                                                            Distribution Date:  8/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

                                                    Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning        Scheduled                    Unscheduled          Net          Current
                        Certificate      Certificate       Principal       Accretion     Principal        Principal       Realized
Class      Cusip          Balance          Balance       Distribution      Principal    Adjustments      Distribution      Losses
-----------------------------------------------------------------------------------------------------------------------------------
A        126671PY6    517,000,000.00   334,587,663.03    23,167,112.80          0.00           0.00     23,167,112.80         0.00
AIO      126671QF6    550,000,100.00   367,444,755.76             0.00          0.00           0.00              0.00         0.00
M1       126671PZ3     10,175,000.00    10,175,000.00             0.00          0.00           0.00              0.00         0.00
M2       126671QA7      8,250,000.00     8,250,000.00             0.00          0.00           0.00              0.00         0.00
B1       126671QB5      5,225,000.00     5,225,000.00             0.00          0.00           0.00              0.00         0.00
B2       126671QC3      4,950,000.00     4,950,000.00             0.00          0.00           0.00              0.00         0.00
B3       126671QD1      2,200,000.00     2,200,000.00             0.00          0.00           0.00              0.00         0.00
B4       126671QE9      2,200,000.00     2,057,092.73             0.00          0.00           0.00              0.00         0.00
P        126671QH2            100.00           100.00             0.00          0.00           0.00              0.00         0.00
AR       126671QG4            100.00             0.00             0.00          0.00           0.00              0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Totals                550,000,200.00   367,444,855.76    23,167,112.80          0.00           0.00     23,167,112.80         0.00
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
              Ending            Ending
           Certificate        Certificate
Class        Balance            Factor
---------------------------------------------
A         311,420,550.23    0.60236083217
AIO       344,277,642.96    0.62595923703
M1         10,175,000.00    1.00000000000
M2          8,250,000.00    1.00000000000
B1          5,225,000.00    1.00000000000
B2          4,950,000.00    1.00000000000
B3          2,200,000.00    1.00000000000
B4          2,057,092.73    0.93504215000
P                 100.00    1.00000000000
AR                  0.00    0.00000000000
---------------------------------------------

---------------------------------------------

Totals    344,277,742.96
---------------------------------------------

       THE                                                                                            Distribution Date:  8/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312


                                                    Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
          Beginning       Pass        Accrued      Cumulative                 Total          Net        Unscheduled
         Certificate     Through      Optimal        Unpaid     Deferred    Interest     Prepayment       Interest      Interest
Class      Balance       Rate (%)     Interest      Interest    Interest       Due      Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
A      334,587,663.03    1.370000    394,720.50           0.00      0.00    394,720.50           0.00           0.00     394,720.50
AIO    367,444,755.76    5.002451  1,531,770.26  13,907,062.47      0.00  1,531,770.26           0.00           0.00   1,531,770.26
M1      10,175,000.00    1.750000     15,333.16           0.00      0.00     15,333.16           0.00           0.00      15,333.16
M2       8,250,000.00    2.250000     15,984.38           0.00      0.00     15,984.38           0.00           0.00      15,984.38
B1       5,225,000.00    2.950000     13,272.95           0.00      0.00     13,272.95           0.00           0.00      13,272.95
B2       4,950,000.00    5.100000     21,738.75           0.00      0.00     21,738.75           0.00           0.00      21,738.75
B3       2,200,000.00    5.100000      9,661.67       2,714.29      0.00      9,661.67           0.00       9,296.45      18,958.11
B4       2,057,092.73    5.100000      9,034.07      37,613.64      0.00      9,034.07           0.00           0.00           0.00
P              100.00    0.000000          0.00           0.00      0.00          0.00           0.00           0.00     746,305.52
AR               0.00    0.000000          0.00           0.00      0.00          0.00           0.00           0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Totals 367,444,855.76              2,011,515.74  13,947,390.40      0.00  2,011,515.74           0.00       9,296.45   2,758,083.63
------------------------------------------------------------------------------------------------------------------------------------

       THE                                                                                            Distribution Date:  8/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                            Original         Beginning Cert.                      Ending Cert.                            Pass
                          Certificate           Notional       Principal            Interest               Notional      Through
Class      Cusip             Balance            Balance       Distribution        Distribution             Balance       Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
A        126671PY6       517,000,000.00      647.171495222     44.810663056            0.763482595       602.360832166    1.370000
AIO      126671QF6       550,000,100.00      668.081252640      0.000000000            2.785036332       625.959237026    5.002451
M1       126671PZ3        10,175,000.00    1,000.000000000      0.000000000            1.506944444     1,000.000000000    1.750000
M2       126671QA7         8,250,000.00    1,000.000000000      0.000000000            1.937500000     1,000.000000000    2.250000
B1       126671QB5         5,225,000.00    1,000.000000000      0.000000000            2.540277778     1,000.000000000    2.950000
B2       126671QC3         4,950,000.00    1,000.000000000      0.000000000            4.391666667     1,000.000000000    5.100000
B3       126671QD1         2,200,000.00    1,000.000000000      0.000000000            8.617323745     1,000.000000000    5.100000
B4       126671QE9         2,200,000.00      935.042150000      0.000000000            0.000000000       935.042150000    5.100000
P        126671QH2               100.00    1,000.000000000      0.000000000    7,463,055.200000000     1,000.000000000    0.000000
AR       126671QG4               100.00        0.000000000      0.000000000            0.000000000         0.000000000    0.000000
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Totals                   550,000,200.00      668.081312989     42.122007956            5.014695686      625.959305033
-----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

Pool Level Data

Distribution Date                                                                                                          8/25/03
Cut-off Date                                                                                                                4/1/02
Determination Date                                                                                                          8/1/03
Accrual Period 30/360                            Begin                                                                      7/1/03
                                                 End                                                                        8/1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                       Begin                                                                     7/25/03
                                                 End                                                                       8/25/03
Number of Days in Actual Accrual Period                                                                                         31


---------------------------------------------------
              Collateral Information
---------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                                550,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                   367,444,755.76
Ending Aggregate Pool Stated Principal Balance                                                                      344,277,642.96

Beginning Aggregate Certificate Stated Principal Balance                                                            367,444,855.76
Ending Aggregate Certificate Stated Principal Balance                                                               344,277,742.96

Beginning Aggregate Loan Count                                                                                                2651
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                142
Ending Aggregate Loan Count                                                                                                   2509

Beginning Weighted Average Loan Rate (WAC)                                                                               8.492144%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.510528%

Beginning Net Weighted Average Loan Rate                                                                                 7.983144%
Ending Net Weighted Average Loan Rate                                                                                    8.001528%

Weighted Average Maturity (WAM) (Months)                                                                                       329

Servicer Advances                                                                                                       299,688.99

Aggregate Pool Prepayment                                                                                            22,879,702.74
Pool Prepayment Rate                                                                                                   53.7960 CPR






Certificate Account

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312


Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                  25,743,199.42
Liquidation Proceeds                                                                                                         0.00
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                    -------------
Total Deposits                                                                                                      25,743,199.42


Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                        131,616.36
Payment of Sub Servicer Fees                                                                                                 0.00
Payment of Other Fees                                                                                                        0.00
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                 432,430.20
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                   25,925,196.43
                                                                                                                    -------------
Total Withdrawals                                                                                                   26,489,242.99

Ending Balance                                                                                                        -313,613.37


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               21,485.62
Compensation for Gross PPIS from Servicing Fees                                                                         21,485.62
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                    -------------
Total Net PPIS (Non-Supported PPIS)                                                                                         -0.00


Master Servicing Fees Paid                                                                                             131,616.36
Sub Servicing Fees Paid                                                                                                      0.00
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                  432,430.20
Other Fees Paid                                                                                                              0.00
                                                                                                                    -------------
Total Fees                                                                                                             564,046.56

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

-----------------------------------------------------
               Delinquency Information
-----------------------------------------------------

Group 1
-------


Delinquency                                                         30-59 Days       60-89 Days         90+ Days          Totals
-----------                                                         ----------       ----------         --------          ------
Scheduled Principal Balance                                        9,329,087.00     3,147,241.95    18,359,914.20     30,836,243.15
Percentage of Total Pool Balance                                      2.709757%        0.914158%        5.332880%         8.956795%
Number of Loans                                                              69               28              132               229
Percentage of Total Loans                                             2.750100%        1.115982%        5.261060%         9.127142%

Foreclosure
-----------
Scheduled Principal Balance                                                                                            4,840,753.07
Percentage of Total Pool Balance                                                                                         1.406061%
Number of Loans                                                                                                                 42
Percentage of Total Loans                                                                                                1.673974%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   200,781.95


-----------------------------------------------------
   Subordination/Credit Enhancement Information
-----------------------------------------------------

Protection                                                                                               Original         Current
----------                                                                                               --------         -------
Bankruptcy Loss                                                                                              0.00            0.00
Bankruptcy Percentage                                                                                   0.000000%       0.000000%
Credit/Fraud Loss                                                                                            0.00    5,500,001.00
Credit/Fraud Loss Percentage                                                                            0.000000%       1.597548%

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286


Officer:   Courtney Bartholomew                           Countrywide Home Loans
           212-815-3236                                  Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2002-BC2
           212-815-6312

Protection                                                                                           Original             Current
----------                                                                                           --------             -------
Special Hazard Loss                                                                                      0.00                0.00
Special Hazard Loss Percentage                                                                      0.000000%           0.000000%

Credit Support                                                                                       Original             Current
--------------                                                                                       --------             -------
Class A                                                                                        550,000,200.00      344,277,742.96
Class A Percentage                                                                                100.000000%         100.000000%






-----------------------------------------------------
                 Pre-Funding Account
-----------------------------------------------------

Beginning Pre-Funding Balance                                                                                                0.00
Ending Pre-Funding Balance                                                                                                   0.00



-----------------------------------------------------
         Stepdown and Trigger Events
-----------------------------------------------------

Has the Step-down Date Been Reached? ( 1= Yes & 0 = No )                                                                        0
Has the Trigger been Tripped? ( 1 = Yes & 0 = No )                                                                              0
Has a Trigger Event Occurred? ( 1 = Yes & 0 = No )                                                                              0